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                                                                 Exhibit 23.2

                      Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 30, 2005, except for the last sentence in Note 8, as to which the date is September 27, 2006, with respect to the financial statements of Phase 2 Solutions, Inc. included in the Registration Statement (Form F-1) and the related Prospectus of eTelecare Global Solutions, Inc. for the registration of shares of its common stock.

                                                      /s/ Ernst & Young LLP

Phoenix, Arizona
March 12, 2007